Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 28, 2017, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-220785) and related Prospectus of EWT Holdings I Corp. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

October 10, 2017

Pittsburgh, PA